Exhibit 21.1

CenterState Banks, Inc.

Form 10-K

For Fiscal Year Ended December 31, 2009

Subsidiaries of Registrant

CenterState Bank Central Florida National Association,

organized under the laws of the United States

CenterState Bank National Association, organized under

the laws of the United States

CenterState Bank of Florida National Association,

organized under the laws of the United States

Valrico State Bank, organized under the laws of the State

of Florida

R4ALL, Inc., organized under the laws of the State of

Florida